Exhibit 10.1

Execution Version

$150,000,000

RAMBUS INC.

1.375% CONVERTIBLE SENIOR NOTES DUE 2023

PURCHASE AGREEMENT

November 14, 2017

BARCLAYS CAPITAL INC.

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.,

As Representatives of the several

   Initial Purchasers named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Deutsche Bank Securities Inc.

60 Wall St.

New York, New York 10005

Ladies and Gentlemen:

Rambus Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”) for whom Barclays Capital Inc. (“Barclays”), Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are acting as representatives (in such capacity, the “Representatives”), $150,000,000 in aggregate principal amount of its 1.375% Convertible Senior Notes due 2023 (the “Firm Notes”). The Firm Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined herein), and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Company also proposes to issue and sell to the Initial Purchasers, not more than an additional $22,500,000 of its 1.375% Convertible Senior Notes due 2023 (the “Additional Notes”) if and to the extent that the Initial Purchasers shall have determined to exercise the right to purchase such 1.375% Convertible Senior Notes due 2023 granted to the Initial Purchasers in Section 3(b) hereof. The Firm Notes and the Additional Notes are hereinafter collectively referred to as the “Notes.” The Notes will be convertible into cash and, if designated by the Company, shares (the “Underlying Common Stock”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as set forth in the Indenture. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

In connection with the offering of the Firm Notes, the Company and certain of the Initial Purchasers or their respective affiliates (the “Call Spread Counterparties”) are entering into convertible note hedge transactions and warrant transactions, in each case pursuant to a convertible note hedge confirmation (each, a “Base Bond Hedge Confirmation”) and a warrant confirmation (each, a “Base Warrant Confirmation” and, together with the Base Bond Hedge Confirmations, the “Base Call Spread Confirmations”), each dated the date hereof, and in connection with the issuance of any Additional Notes, the Company and each of the Call Spread Counterparties may enter into an additional convertible note hedge transaction and an additional warrant transaction pursuant to an additional convertible note hedge confirmation (each, an “Additional Bond Hedge Confirmation”) and an additional warrant confirmation (each, an “Additional Warrant Confirmation” and, together with the Additional Bond Hedge Confirmations, the “Additional Call Spread Confirmations”), each to be dated the date on which the Initial Purchasers exercise their option to purchase such Additional Notes. Together, the Base Call Spread Confirmations and the Additional Call Spread Confirmations are referred to herein as the “Call Spread Confirmations”.

1.    Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated November 13, 2017 (the “Preliminary Offering Memorandum”) and a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and will prepare an offering memorandum, to be dated November 14, 2017 (the “Offering Memorandum”), setting forth information regarding the Company and the Notes. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined herein), together with the Pricing Term Sheet and any of the documents listed on Schedule III(A) hereto are collectively referred to as the “Pricing Disclosure Package.” The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means at or prior to 11:30 p.m. (New York City time) on the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K (the “Annual Report”) and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d)

of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.”

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”) (each a “QIB”). Those persons specified above are referred to herein as “Eligible Purchasers.”

2.    Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:

(a)    When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(b)    Assuming the accuracy of your representations and warranties in Section 3(c) and the Initial Purchasers compliance with their agreements set forth herein, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(c)    No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (“Regulation D”) (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the Company, any of its affiliates or any of its representatives (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Notes.

(d)    Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4).

(e)    Neither the Company nor any of its affiliates (as defined under Rule 501(b) of Regulation D) has, directly or indirectly through any agent, sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission in a manner that would require registration of the Notes under the Securities Act.

(f)    The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales.

(g)    The Offering Memorandum will not, as of its date or as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of the Initial Purchasers specifically for inclusion therein, which information is specified in Section 8(e).

(h)    The Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of the Initial Purchasers specifically for inclusion therein, which information is specified in Section 8(e).

(i)    Other than the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, the Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes other than the documents listed on Schedule III hereto, including a term sheet substantially in the form of Schedule II hereto.

(j)    Each Issuer Written Communication listed (as defined below) in Schedule III(B) hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Written Communication listed in Schedule III(B) hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of the Initial Purchasers specifically for inclusion therein, which information is specified in Section 8(e).

(k)    The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).

(m)    Cryptography Research, Inc., Smart Card Software Ltd. and Ecebs Ltd. are the only Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X as promulgated under the Act) of the Company.

(n)    Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Offering Memorandum, there has been no material adverse change, or any development or event involving a prospective material adverse change in the condition (financial or otherwise), business, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”), and there has been no dividend or distribution of any kind declared, paid or made by the Company with respect to its capital stock; and there has not been any change in the capital stock of the Company (other than any change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants).

(o)    The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Offering Memorandum under the heading “Capitalization”; except as described in or expressly contemplated by the Pricing Disclosure Package and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum.

(p)    The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Notes (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Pricing Disclosure Package and the Offering Memorandum has been duly and validly taken.

(q)    The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity) (collectively, the “Enforceability Exceptions”).

(r)    This Agreement has been duly authorized, executed and delivered by the Company.

(s)    The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(t)    Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof into cash and, if designated by the Company, shares of Common Stock; the maximum number of shares of Common Stock initially issuable upon conversion of the Notes (including the maximum number of additional shares of Common Stock by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change (as such term is defined in the Indenture) and assuming (x) the Company elects, upon each conversion of the Notes, to deliver solely shares of Common Stock, other than cash in lieu of any fractional shares, in settlement of the Conversion Obligation (as such term is defined in the Indenture) of each such conversion in excess of the principal portion of such Notes and (y) the Initial Purchasers exercise their over-allotment option to purchase the Additional Notes in full (the “Maximum Number of Underlying Common Stock”)) has been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.

(u)    The Notes, the Indenture and the Underlying Common Stock conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum.

(v)    Each of (i) the execution, delivery and performance of the Indenture and this Agreement, (ii) the issuance and sale of the Notes and compliance with the terms and provisions thereof, and (iii) the issuance and delivery from time to time of the Underlying Common Stock by the Company upon conversion of the Notes in accordance with the terms of the Notes and the provisions of the Indenture will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by laws of the Company or any such subsidiary, except, in the case of clauses (A) and (B) above, to the extent such breach, violation or default would not reasonably be expected to have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Notes.

(w)    No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Indenture or in connection with the offering, issuance and sale of the Notes by the Company, except for as may be required by the securities or Blue Sky laws of various states.

(x)    The financial statements (which term as used in this Agreement includes the related notes and schedules thereto) included in the Pricing Disclosure Package and the Offering Memorandum comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”). PricewaterhouseCoopers LLP, an independent registered public accounting firm (“PWC”), which has expressed its opinion with respect to and certified certain financial statements included in the Pricing Disclosure Package and the Offering Memorandum, is an independent registered public accounting firm within the meaning of Regulation S-X under the Securities Act and the Exchange Act. Any non-audit services provided by PWC to the Company have been approved by the audit committee of the Company’s board of directors to the extent required by the Exchange Act. The other historical financial information and data included or incorporated by reference in the Offering Memorandum, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(y)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) sufficient to provide reasonable assurance that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to reasonably ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(z)    Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls, that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa)    The Company and its directors or officers, in their capacities as such, have complied in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(bb)    Except as disclosed in the Pricing Disclosure Package, the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business, and/or (v) declared or paid any dividend on its capital stock, partnership or limited liability company interests, as applicable, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)    Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that could reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable (as to the Company) leases with no exceptions that could reasonably be expected to have a Material Adverse Effect.

(dd)    The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that could reasonably be expected to have a Material Adverse Effect.

(ee)    The Company and its subsidiaries own or possess the legal right to use all trademarks, trade names, copyrights, domain names, trade secrets, and, to the Company’s knowledge, patent rights, licenses and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted, (as described in the Pricing Disclosure Package and the Offering Memorandum), and except as disclosed in the Pricing

Disclosure Package and the Offering Memorandum, the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Intellectual Property Rights owned by the Company or its subsidiaries and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company or its subsidiaries have not been finally adjudged invalid or unenforceable, in whole or in part. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there is no pending or to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property Rights that would be reasonably expected to result in a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there is no pending or to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property Rights that would be reasonably expected to result in a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice of a claim of infringement, misappropriation or conflict with Intellectual Property Rights of others, which infringement, misappropriation or conflict would result in a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and Offering Memorandum, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Pricing Disclosure Package and Offering Memorandum. None of the technology or intellectual property used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries (i) in violation of any contractual obligation to which the Company or its subsidiaries is a party or, (ii) to the Company’s knowledge, otherwise in material violation of the rights of any persons. Except as disclosed in the Pricing Disclosure Package and Offering Memorandum, the licenses that the Company has entered into in connection with its Intellectual Property and which are required to be filed with the Commission and are currently in effect, including, but not limited to, cross-license agreements, royalty-generating contracts and international licenses (the “Material Contracts”) are valid, binding (as to the Company) and, to its knowledge, the other party and remain in full force and effect and the Company has not received any notice of any material breach or any material default under such agreement which breach or default has not been cured or waived and neither the Company, nor to the knowledge of the Company, any other party to the Material Contracts, is currently in material breach or default of any Material Contract.

(ff)    Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that (i) would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, (ii) would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or (iii) which are otherwise material in the context of the sale of the Notes; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened.

(gg)    Except as disclosed in the Pricing Disclosure Package and Offering Memorandum, neither the Company nor any of its subsidiaries (i) is, to the Company’s knowledge, in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property that to the Company’s knowledge is contaminated with any substance that is subject to any Environmental Laws, (iii) is, to the Company’s knowledge, liable for any off site disposal or contamination pursuant to any Environmental Laws, or (iv) is, to the Company’s knowledge, subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(hh)    The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except where the failures to pay or file would not have a Material Adverse Effect; and except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for such tax deficiencies as would not have a Material Adverse Effect.

(ii)    The Company is not an open-end investment company, unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”) and the Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum and after giving effect to the transactions contemplated by the Call Spread Confirmations, will not be an “investment company” as defined in the Investment Company Act.

(jj)    The Company and its affiliates have not taken, directly or indirectly, any action designed to cause or result in, or that could reasonably be expected to cause or result in, or that has constituted the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

(kk)    None of the Company, its subsidiaries and, to the knowledge of the Company, any affiliate, director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company, its subsidiaries and their affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(ll)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)    None of the Company, its subsidiaries and to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)    No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to result in a Material Adverse Effect.

(oo)    The Company and each of its subsidiaries taken as a whole carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect, except where the failure of such policy to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(pp)    (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except in the case of such noncompliance that would not reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to have a Material Adverse Effect; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any of its ERISA Affiliates from the PBGC or the plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan and (E) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”), in any such case, that would reasonably be expected to have a Material Adverse Effect; (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA) that would reasonably be expected to have a Material Adverse Effect; and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification that would reasonably be expected to have a Material Adverse Effect.

(qq)    The statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable in all material respects.

(rr)     Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.

(ss)    Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(tt)    The statements set forth or incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes and under the captions “Certain U.S. Federal Income Tax Considerations,” and “Plan of Distribution”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

3.    Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a)    The Company hereby agrees, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98% of the principal amount thereof, plus accrued interest from the Closing Date to the date of payment, if any, the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b)    In addition, the Company hereby agrees, on the basis of the representations and warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers the Additional Notes, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $22,500,000 aggregate principal amount of Additional Notes solely to cover over-allotments at the purchase price referred to in the preceding paragraph, plus accrued interest from the Closing Date to the date of payment, if any. The Representatives may exercise this right on behalf of the Initial Purchasers in whole or from time to time in part by giving written notice to the Company; provided that in no event shall the delivery date of the Additional Notes be later than the last day of the 13-day period beginning on, and including, the initial issuance of the Notes. Any exercise notice shall specify the principal amount of Additional Notes to be purchased by the Initial Purchasers and the date on which such Additional Notes are to be purchased. Unless otherwise agreed to by the Company, each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Notes nor later than ten business days after the date of such notice. On each day, if any, that Additional Notes are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Notes (subject to such adjustments to eliminate fractional Notes as you may determine) that bears the same proportion to the total principal amount of Additional Notes to be purchased on such Option Closing Date as the principal amount of Firm Notes set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes.

(c)    Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers,

severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; and (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package) in connection with the offering of the Notes.

(d)    The Initial Purchasers have not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Issuer Written Communication listed on Schedule III hereto, (iii) the Issuer Written Communications listed on Schedule III hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

(e)    Each of the Initial Purchasers hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Company and its counsel deem necessary).

Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consents to such reliance.

4.    Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Davis Polk & Wardwell LLP, at 10:00 A.M., New York City time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

Payment for any Additional Notes shall be made to the Company against delivery of such Additional Notes for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the Option Closing Date.

The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

5.    Agreements of the Company. The Company agrees with each of the Initial Purchasers as follows:

(a)    The Company will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b)    The Company will prepare the Offering Memorandum in a form approved by the Initial Purchasers and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

(c)    The Company consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d)    If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e)     The Company will not make any “written communication” (as defined in the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (an “Issuer Written Communication”) without the prior consent of the Representatives, and will not use, authorize, approve or refer to any such Issuer Written Communication to which the Representatives reasonably object. If at any time following issuance of an Issuer Written Communication, any event occurred or occurs as a result of which such Issuer Written Communication conflicts with the information in the Preliminary Offering Memorandum, the

Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Initial Purchaser an Issuer Written Communication or other document which will correct such conflict, statement or omission.

(f)    Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes and the Underlying Common Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes and the Underlying Common Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g)    For a period commencing on the date hereof and ending on the 60th day after the date of the Offering Memorandum (the “Restricted Period”), the Company agrees not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Common Stock or securities convertible, exercisable or exchangeable into Common Stock, or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays, on behalf of the Initial Purchasers, provided that the foregoing restrictions shall not apply to: (i) shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans, other employee compensation plans or non-employee director compensation programs (collectively, “Compensation Plans”) existing on the date hereof and disclosed in the Pricing Disclosure Package or pursuant to currently outstanding options, warrants or rights not issued under one of those plans; (ii) the grant of options and other equity awards pursuant to Compensation Plans existing on the date hereof and disclosed in the Pricing Disclosure Package; (iii) the filing of any registration statement on Form S-8 to register shares of Common Stock reserved for issuance under Compensation Plans; (iv) the Notes; (v) shares of Common Stock issued by the Company upon conversion of the Notes; (vi) the entry into the Base Warrant Confirmations and any Additional Warrant Confirmations; (vii) any Common Stock issued upon exercise and settlement or termination of the warrant transactions evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations; and (viii) the issuance of or agreement to issue shares of Common Stock in connection with the Company’s or any of its subsidiaries’ acquisition of one or more businesses, products or technologies (whether by means of merger, stock purchase or asset purchase) or pursuant to an employee benefit plan assumed by the Company or any of its subsidiaries in connection with such acquisition; provided, that the Company shall not issue or agree to issue any shares of Common Stock in connection with such an acquisition during the 30 days after the date of the Offering Memorandum; provided further, that the aggregate number of shares of Common Stock that the Company may issue or agree to issue in connection with such an acquisition during the period from the 31st day to the 60th day after the date of the Offering Memorandum shall not exceed 1,000,000 shares; provided further, that the Company shall cause each recipient of such Common Stock to execute and deliver to the Representatives, on or prior to issuance of such securities a lock-up agreement in substantially the form of attached hereto as Exhibit B hereto covering the remainder of the Restricted Period.

The Company also agrees to cause each officer, director and stockholder of the Company set forth on Schedule V hereto to furnish to the Representatives, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit B hereto (the “Lock-Up Agreements”).

(h)     Between the date hereof and the Closing Date (both dates included), the Company will not do any act or thing which, had the Firm Notes then been in issue, would result in an adjustment to the Conversion Rate (as such term is defined in the Indenture) of the Firm Notes.

(i)    While the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish at its expense to the Initial Purchasers, and, upon request, to the holders of the Notes and prospective purchasers of the Notes the information required by Rule 144A(d)(4) (if any).

(j)    The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(k)    The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

(l)    The Company will use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(m)    The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(n)    The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes. .

(o)    In connection with any offer or sale of the Notes, the Company will not engage, and will cause its affiliates and any person acting on its behalf (other than, in any case, the Initial Purchasers and any of their respective affiliates, as to whom the Company make no covenant) not to engage in any form of general solicitation or general advertising (within the meaning of Regulation D, or any public offering within the meaning of Section 4(a)(2) of the Securities Act in connection with any offer or sale of the Notes. Before making, preparing, using, authorizing or distributing any General Solicitation, the Company will furnish to the Representatives a copy of such communication for review and will not make, prepare, use, authorize, approve or distribute such communications to which the Representatives reasonably object.

(p)    The Company agrees to comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(q)    The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes.

(r)    The Company agrees to reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the Maximum Number of Underlying Common Stock.

(s)    Between the date hereof and the Closing Date (both dates included), the Company will not do any act or thing which, had the Firm Notes then been in issue, would result in an adjustment to the Conversion Rate (as such term is defined in the Indenture) of the Firm Notes.

(t)    The Company agrees to use its reasonable best efforts to list, subject to notice of issuance, the Maximum Number of Underlying Common Stock on the NASDAQ Global Select Market.

6.    Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees, to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits and one or more versions of the Preliminary Offering Memorandum and the Offering Memorandum for distribution in Canada, including the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Initial Purchasers)) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance and delivery by the Company of the Notes and any taxes payable in connection therewith; (d) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states, and any foreign jurisdictions as the Initial Purchasers may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchasers); (h) the rating of the Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Notes; (j) the performance by the Company of their other obligations under this Agreement; (k) all expenses incurred by the Company (for avoidance of doubt, excluding expenses incurred by the Initial Purchasers) in connection with any “road show” presentation to potential investors; and (l) expenses associated with any electronic road show.

7.    Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)    The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date or the Option Closing Date, as the case may be, that the Pricing Disclosure Package, any Issuer Written Communication or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Davis Polk & Wardwell LLP, counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(b)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)    Wilson Sonsini Goodrich & Rosati, Professional Corporation shall have furnished to the Initial Purchasers its written opinion and negative assurance letter, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit B hereto.

(d)    The Initial Purchasers shall have received from Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, such opinion or opinions and negative assurance letter, dated the Closing Date or the Option Closing Date, as the case may be, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(e)    At the time of execution of this Agreement, the Initial Purchasers shall have received from PWC a letter, in form and substance reasonable satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f)    With respect to the letter of PWC referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date or the Option Closing Date, as the case may be (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(g)     Except as described in the Pricing Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of Barclays, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Notes being delivered on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(h)    The Company shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date or the Option Closing Date, as the case may be, a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, or other officers satisfactory to the Initial Purchasers, as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)    That the representations, warranties and agreements of the Company in Section 2 are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be;

(ii)    That they have examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum; and

(iii)    To the effect of Section 7(g) (provided that no representation with respect to the judgment of Barclays need to be made) and Section 7(i).

(i)    Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Section 15E under the Exchange Act, or (ii) such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(j)    The Notes shall be eligible for clearance and settlement through DTC.

(k)    The Company and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Trustee.

(l)    Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i)(A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market) or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis either within or outside the United States, in each case, as to make it, in the judgment of Barclays, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of Barclays, could materially and adversely affect the financial markets or the markets for the Notes and other debt or equity securities.

(m)    The Maximum Number of Underlying Common Stock shall have been duly listed, subject to notice of issuance, on the NASDAQ Global Select Market.

(n)    The Lock-Up Agreements between the Representatives and the officers, directors and stockholders of the Company set forth on Schedule IV, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on the Closing Date and the Option Closing Date, as the case may be.

(o)    On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

The several obligations of the Initial Purchasers to purchase Additional Notes hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Notes to be sold on such Option Closing Date and other matters related to the issuance of such Additional Notes.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8.    Indemnification and Contribution.

(a)    The Company hereby agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) Issuer Written Communication, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, or (B) the road show presentations made to investors by the Company (whether in person or electronically) set forth on Schedule III (the “Road Show”) or (ii) the omission or alleged omission to state in any Issuer Written Communication, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, , in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of the Initial Purchasers specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

(b)    Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Written Communication, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Written Communication, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under paragraphs (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8, if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnified party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

(e)    The Initial Purchasers severally confirms and the Company acknowledges and agrees that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the tenth and eleventh paragraph of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto or in.

9.    Defaulting Initial Purchasers.

(a)    If, on the Closing Date or the Option Closing Date, as the case may be, any Initial Purchaser defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased on the Closing Date or the Option Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of all the Notes to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder on such date) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that it agreed to purchase on the Closing Date or the Option Closing Date, as the case may be, pursuant to the terms of Section 3.

(c)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased on the Closing Date or the Option Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of all the Notes to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to the Option Closing Date, the obligation of the Initial Purchasers to purchase Additional Notes on the Option Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

10.    Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(g), (i) or (l) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

11.    Reimbursement of Initial Purchasers’ Expenses. If (a) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers decline to purchase the Notes for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.

12.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)    if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, overnight courier or facsimile transmission to c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation,

Office of the General Counsel, Barclays Capital Inc., 745 Seventh Ave., New York, New York 10019; c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010; c/o Deutsche Bank Securities Inc.; 60 Wall St., New York, New York 10005; in each case with a copy to Davis Polk & Wardwell LLP Attention: Alan Denenberg (Fax: 650-752-2115);

(b)    if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to 1050 Enterprise Way, Suite 700, Sunnyvale, California 94089, (fax: (408) 462-8001); Attention: General Counsel, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304 (fax: (650) 493-6811), Attention: Michael Occhiolini;

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by the Representatives.

13.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of affiliates, directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them

15.    Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16.    Governing Law & Venue. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and each of the Initial Purchasers agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

17.    Waiver of Jury Trial. The Company and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.    No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship exists between the Company and any other person, on the one hand, and the Initial Purchasers, on the other hand; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company, on the one hand, and the Initial Purchasers, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Company shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company; and (e) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company hereby waives any claims that the Company may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

19.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

RAMBUS INC.

By	/s/ Rahul Mathur
	Name:	Rahul Mathur
	Title:	Senior Vice President, Finance and Chief Financial Officer

Accepted:

BARCLAYS CAPITAL INC.
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.

BARCLAYS CAPITAL INC.

By	/s/ Syed Rajib Imteaz
	Name:	Syed Rajib Imteaz
	Title:	Managing Director

Credit Suisse Securities (USA) LLC

By	/s/ Ernest H. Ruehl, Jr.
	Name:	Ernest H. Ruehl, Jr.
	Title:	Managing Director

Deutsche Bank Securities Inc.

By	/s/ Faiz Khan
	Name:	Faiz Khan
	Title:	Managing Director

By	/s/ Francis Windels
	Name:	Francis Windels
	Title:	Managing Director

Execution Version

SCHEDULE I

Initial Purchasers	Principal Amount of Firm Notes to be Purchased
Barclays Capital Inc.	$72,750,000
Credit Suisse Securities (USA) LLC.	36,750,000
Deutsche Bank Securities Inc.	36,750,000
The Benchmark Company, LLC	1,250,000
Loop Capital Markets LLC	1,250,000
Roth Capital Partners, LLC	1,250,000
Total	$150,000,000

SCHEDULE II

PRICING TERM SHEET

[ATTACHED]

SCHEDULE III

A.    Pricing Term Sheet set forth on Schedule II.

B.    Road Show materials.

Schedule IV

LIST OF PERSONS SUBJECT TO LOCK-UP

Ronald Black, Ph.D.

J. Thomas Bentley

E. Thomas Fisher

Penelope Herscher

Emiko Higashi

Jae Kim

Charles Kissner

Rahul Mathur

David Shrigley

Laura Stark

Eric Stang

Exhibit A

Company Counsel Opinion

1.	The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power to own or lease its properties and carry on its business, as described in the Final Offering Memorandum. The Company is qualified to do business as a foreign corporation in the State of California.

2.	The execution and delivery of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Purchase Agreement has been duly executed and delivered by the Company.

3.	The Company has the corporate power to execute and deliver the Operative Documents and to perform its obligations under the terms of the Operative Documents.

4.	The Securities have been duly authorized and executed by the Company and when authenticated by the Trustee in accordance with the terms of the Indenture (which authentication we have not determined by inspection of the Securities) and issued and delivered to the Initial Purchasers against payment of the purchase price therefor specified in the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and binding instrument, enforceable against the Company in accordance with its terms.

6.	The shares of Common Stock initially issuable upon conversion of the Securities (assuming the full physical settlement of the Securities and including shares of Common Stock issuable with respect to any Make-Whole Fundamental Change (as defined in the Indenture)) (the “Shares”) have been duly authorized by the Company and the Shares, if any, when issued upon due conversion of the Securities in accordance with the terms of the Securities and the Indenture would, if issued today, be validly issued, fully paid and nonassessable and free of preemptive rights arising under the Certificate of Incorporation, the Bylaws or the DGCL.

7.	The statements set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Description of Notes” insofar as such statements purport to constitute a summary of the terms of the Indenture and the Securities, fairly summarize such terms in all material respects.

8.	The statements set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to summarize the United States federal tax laws referred to therein or legal conclusions with respect thereto, are fair summaries in all material respects.

9.	The statements set forth in the General Disclosure Package and Final Offering Memorandum under the caption “Description of Capital Stock,” insofar as such statements constitute summaries of legal matters or documents, fairly summarize the matters and documents referred to therein in all material respects.

10.	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be required to be registered as, an “investment company,” as such term is defined in the Investment Company Act.

11.	None of the issuance and sale of the Securities being delivered on the date hereof, the execution, delivery and performance by the Company of its obligations under the Purchase Agreement, the Indenture and the Securities or the consummation of the transactions contemplated thereby will (i) violate the Certificate of Incorporation or the Bylaws, (ii) conflict with, result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under any Reviewed Agreement, (iii) result in a violation of any U.S. federal, California or New York state law, rule or regulation or the DGCL, or (iv) result in a violation of any Reviewed Judgment.

12.	No consent, approval, authorization, order, registration or qualification of or with any U.S. federal, California, New York or Delaware (solely with respect to the DGCL) governmental agency or body or court is required for the execution and delivery of the Operative Documents, the offer and sale by the Company of the Securities or the consummation by the Company of the transactions contemplated by the Purchase Agreement or the Indenture, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under state securities or Blue Sky laws, and (iii) as contemplated by the Operative Documents.

13.	Assuming the accuracy of the Initial Purchasers’ representations contained in the Purchase Agreement and the accuracy of the Company’s representations contained in the Purchase Agreement, no registration of the Securities or the Shares is required under the Securities Act for the sale of the Securities by the Company to the Initial Purchasers pursuant to the Purchase Agreement and the Indenture or for the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement, the General Disclosure Package and the Final Offering Memorandum, and it is not necessary to qualify the Indenture under the Trust Indenture Act of 1939 (it being understood that, in each case, no opinion is expressed as to any subsequent resale of the Securities or the consequences thereof).

We have participated in conferences with certain officers and other representatives of the Company, representatives of the Initial Purchasers, counsel for the Initial Purchasers and representatives of the independent certified public accountants of the Company at which the contents of the Disclosure Package, the Final Offering Memorandum and related matters were reviewed and discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Disclosure Package or the Final Offering Memorandum (except to the extent of our statements in paragraphs 9 and 10 of our opinion letter separately delivered to you today pursuant to the Purchase Agreement), and we have made no independent check or verification thereof, no facts have come to our attention in the course of such review and discussion that have caused us to believe that:

(i)    the Disclosure Package, as of 11:30 p.m. New York time on November 14, 2017, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(ii)    the Final Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B

Form of Lock-Up Agreement

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.,

As Representatives of the several

  Initial Purchasers named in Schedule I

to the purchase agreement,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Deutsche Bank Securities Inc.

60 Wall St.

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Initial Purchasers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) providing for the purchase by the Initial Purchasers of 1.375% Convertible Senior Notes due 2023    (the “Notes”) of Rambus Inc., a Delaware corporation (the “Company”). The Notes will be convertible into cash and, if designated by the Company, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the Initial Purchasers propose to reoffer the Notes in Exempt Resales (as such term is defined in the Purchaser Agreement) (the “Offering”).

In consideration of the execution of the Purchase Agreement by the Initial Purchasers, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Initial Purchasers, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or

Exhibit B-1

otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 60th day after the date of the Offering Memorandum relating to the Offering (such 60-day period, the “Lock-Up Period”).

Any Common Stock received upon exercise of options or vesting of restricted stock units granted to the undersigned also will be subject to this Lock-Up Letter Agreement; provided that, notwithstanding the foregoing, during the last 30 days of the Lock-Up Period, offers, sales or other dispositions by the undersigned (i) together with all other individuals subject to a lock-up agreement substantially similar hereto, of up to an aggregate of 50,000 shares of Common Stock issued upon the exercise of options during the Lock-Up Period that will expire prior to the Lock-Up Period, (ii) together with all other individuals subject to a lock-up agreement substantially similar hereto, of up to an aggregate of 125,000 shares of Common Stock issued upon the vesting of restricted stock units during the Lock-Up Period, and (iii) to the Company of Common Stock upon a vesting event to pay required withholding taxes, shall not be subject to this Lock-Up Letter Agreement. Offers, sales or other dispositions of Common Stock pursuant to a written plan (a “Plan”) for trading securities in effect on the date hereof and disclosed to the Representatives will not be subject to this Lock-Up Letter Agreement if such Plan (i) was established pursuant to and in accordance with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended and (ii) is not amended or modified during the Lock-Up Period. A transfer of Common Stock (i) as a bona fide gift or (ii) to a family member or trust, partnership or limited liability company for the direct or indirect benefit of such family member may be made, provided the donee or transferee, as applicable, agrees to be bound in writing by the terms of this Lock-Up Letter Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). A transfer of Common Stock (i) by will or intestate succession to the immediate family of one of the Company’s executive officers or directors or (ii) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, shall not be subject to this Lock-Up Letter Agreement; provided that in the case of each of (i) and (ii) the transferee agrees to be bound in writing by the terms of this Lock-Up Letter Agreement prior to such transfer and any filing by any party (transferor or transferee) under the Exchange Act that is required to be made shall explain by footnote the nature of the transfer. Transfers of shares of Common Stock or any security convertible into Common Stock to a wholly owned subsidiary of the undersigned or to the direct or indirect members or partners

Exhibit B-2

of the undersigned, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Letter Agreement prior to such transfer and no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Initial Purchasers that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Notes, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Initial Purchasers will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

[Signature page follows]

Exhibit B-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:	Address:

E-mail:	E-mail:

Dated:

Exhibit B-4